                                                                       Exhibit 5


                                [LETTERHEAD OF
      BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P. APPEARS HERE]








                               September 12, 1997




Board of Directors
Coddle Creek Financial Corp.
347 North Main Street
Mooresville, North Carolina 28115

         Re: Registration Statement on Form S-1 under the Securities Act of 1933, as amended

Gentlemen:

         As special counsel to Coddle Creek Financial Corp. (the "Holding Company"), the proposed parent holding company of Mooresville Savings Bank, SSB ("Mooresville Savings"), Mooresville, North Carolina, we are rendering this opinion to you in connection with the acquisition by the Holding Company of Mooresville Savings, upon the conversion of Mooresville Savings from a North Carolina-chartered mutual savings bank to a North Carolina-chartered capital stock savings bank (the "Conversion"). As part of the Conversion, the Holding Company will file with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, for the offering and sale by the Holding Company of its no par common stock, having an estimated aggregate dollar value represented to us as being between $19,550,000 and $30,417,500 (the "Shares").

         In our capacity as special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation, Bylaws and corporate resolutions of the Holding Company, the Plan of Holding Company Conversion, the Registration Statement and all exhibits thereto and the relevant provisions of Chapters 54C and 55 of the North Carolina General Statutes and the Securities Act of 1933, as amended, and the regulations promulgated under all the aforesaid statutes, as we have considered necessary as a basis for the opinions given herein. In addition, we have made reasonable inquiries of the officers of Mooresville Savings and the Holding Company as to all relevant items. In all examinations of documents, we have assumed the genuineness of all original documents and all signatures and the conformity to original documents of all copies submitted to us as certified, conformed or photostatic copies. On the basis of such examination, we are of the opinion that, when the Holding Company has received full payment for the Shares as described in the Registration Statement, all requisite corporate action will have been taken with respect to the issuance and sale of the Shares and the Shares will be validly authorized and issued, fully-paid and nonassessable shares of common stock of the Holding Company.

Board of Directors
Coddle Creek Financial Corp.
September 12, 1997
Page 2


         This opinion is furnished by us solely for your benefit and for the benefit of the purchasers of the Shares of the Holding Company in connection with the Conversion, and may not be quoted or relied upon by, nor copies be delivered to, any person or entity, or used for any other purpose, without our prior express written consent.

         We hereby consent to the use of this opinion in connection with the registration of the offering and sale of the Shares with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the reference to us in the Registration Statement and the Prospectus included therein.


                                  Very truly yours,

                                  BROOKS, PIERCE, MCLENDON,
                                  HUMPHREY & LEONARD, L.L.P.


                                  By: /s/ Edward C. Winslow III
                                      --------------------------------
                                      Edward C. Winslow III

ECWIII/cln